EXHIBIT 3


                              AFFILIATE'S LETTER
                              (Arbor Drugs, Inc.)

                                                            ____________, 1998

CVS Corporation
One CVS Drive
Woonsocket, RI  02895

Arbor Drugs, Inc.
3331 West Big Beaver Road
Troy, Michigan 48084

Ladies and Gentlemen:

               The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Arbor Drugs, Inc., a Michigan corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of February 8, 1998 (the "Agreement") among the Company, CVS Corporation, a Delaware corporation ("CVS"), and Red Acquisition, Inc., a Michigan corporation and a wholly owned subsidiary of CVS ("Merger Subsidiary"), Merger Subsidiary will be merged with and into the Company with the Company to be the surviving corporation in the merger (the "Merger").

               As a result of the Merger, the undersigned will receive shares of Common Stock, par value $0.01 per share, of CVS (the "CVS Common Stock") in exchange for shares owned by the undersigned of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock").

               The undersigned represents, warrants and covenants to CVS and the Company that as of the date the undersigned receives any CVS Common Stock as a result of the Merger:

               A. The undersigned shall not make any sale, transfer or other disposition of the CVS Common Stock in violation of the Act or the Rules and Regulations.

               B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the CVS Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company.

               C. The undersigned has been advised that the issuance of CVS Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4.
However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the stockholders of the Company, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not sell, transfer or otherwise dispose of the CVS Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to CVS, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               D. The undersigned understands that CVS is under no obligation to register the sale, transfer or other disposition of the CVS Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned in compliance with an exemption from such registration, other than pursuant to and in accordance with the Registration Rights Agreement dated as of ___________, 1998 between CVS and the holders referred to therein.

               E. The undersigned also understands that there will be placed on the certificates for the CVS Common Stock issued to the undersigned or any substitution thereof, a legend stating in substance:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND CVS CORPORATION , A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CVS CORPORATION."

               F. The undersigned also understands that unless the transfer by the undersigned of the undersigned's CVS Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, CVS reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES.
            THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the 1933 Act or (ii) CVS has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to CVS, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

               G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of CVS, the Company and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.

               H. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of CVS and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

               Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.



                                          Very truly yours,


                                          By: __________________________
                                          Name:




Accepted this ____ day of
____________, 1998.


CVS CORPORATION



By:________________________________
   Name:
   Title: